SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 27, 2002

ON ASSIGNMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-20540	94-4023433

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

26651 West Agoura Road, Calabasas, California	91302

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 878-7900

Not Applicable

(Former name or former address, if changed since last report.)

Item 5. Other Events.

     On March 27, 2002, On Assignment, Inc., a Delaware corporation (the “Company”) and it’s newly formed wholly-owned subsidiary, On Assignment Acquisition Corp. (the “Sub”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Health Personnel Options Corporation, an Ohio corporation (“HPO”), and certain shareholders named therein. The Merger Agreement contemplates the merger (the “Merger”) of HPO with and into the Sub. Pursuant to the Merger Agreement, all shares of the common stock of HPO will be converted into the right to receive an aggregate of $75 million in cash and 3,902,185 shares of the Company’s common stock.

     The Merger is conditioned upon, among other things, approval of the stockholders of HPO and certain regulatory approvals.

     A copy of the press release issued by the Company announcing the execution of the Merger Agreement is attached hereto as an exhibit and is incorporated herein by reference in its entirety.

     ITEM 7. Financial Statements, Pro Forma Financial Information and Exhibits

     A. Financial Statements

          None.

     B. Pro Forma Financial Information

          None.

     C. Exhibits

          99.1.     Press Release of the Company issued on March 28, 2002.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ON ASSIGNMENT, INC.

Date: April 10, 2002	By:	/s/ Joseph Peterson, M.D.

Name: Joseph Peterson, M.D. Title: President and Chief Executive Officer

Index of Exhibits

Exhibit No.	Exhibit

99.1.	Press Release of the Company issued on March 28, 2002.